                                                                  EX-99.906CERT

                        THE DOW TARGET VARIABLE FUND LLC
                                DECEMBER 31, 2005
                           SECTION 906 CERTIFICATIONS


John J. Palmer and R. Todd Brockman, respectively, the President and Treasurer of The Dow Target Variable Fund LLC (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. The Registrant's report on Form N-CSR for December 31, 2005 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


March 8, 2006                                   March 8, 2006
-------------                                   -------------
Date                                            Date

/s/ John J. Palmer                              /s/ R. Todd Brockman
------------------                              --------------------
John J. Palmer                                  R. Todd Brockman
President and Manager                           Treasurer
The Dow Target Variable Fund LLC                The Dow Target Variable Fund LLC


A signed original of this written statement required by Section 906 has been provided to The Dow Target Variable Fund LLC and will be retained by The Dow Target Variable Fund LLC and furnished to the Securities and Exchange Commission or its staff upon request.